                                                                    EXHIBIT 99.1

[NEWS RELEASE]                                                    [TENNECO LOGO]

Contacts:    Jane Ostrander              Leslie Hunziker
             Media Relations             Investor Relations
             847 482-5607                847 482-5042
             jostrander@tenneco.com      lhunziker@tenneco.com

       TENNECO ANNOUNCES GLOBAL DIESEL EMISSION CONTROL SYSTEM INTEGRATION
                     SUPPLIER RELATIONSHIP WITH CATERPILLAR
           TENNECO TO SUPPLY EMISSION CONTROL SYSTEMS TO HELP ADDRESS
                            FUTURE DIESEL REGULATIONS

Lake Forest, Illinois, July 30, 2008 - Tenneco Inc. (NYSE: TEN) today announced that it has become a global diesel emission control system integration supplier to Caterpillar Inc., the world's leading manufacturer of construction and mining equipment, and diesel engines. In this role, Tenneco will work with Caterpillar to develop and produce diesel engine aftertreatment systems for Caterpillar engines. These aftertreatment systems, along with Caterpillar's leading engine emissions reduction technology, will be used globally to meet stricter diesel emissions regulations that phase in beginning early in the next decade.

Tenneco will collaborate with Caterpillar to ensure that the right technologies are in place to support the company's aftertreatment strategies. Both companies have already begun development work for these programs.

"We are extremely excited to work with Caterpillar in helping address its global emission control needs going forward," said Gregg Sherrill, Chairman and CEO, Tenneco. "We plan to leverage our industry-leading advanced technology and our unmatched global engineering and manufacturing footprint to support Caterpillar in its relentless drive to provide customers with innovative products worldwide."

Earlier this year, Tenneco announced that it projects it will achieve an average compounded annual OE revenue growth rate of 11% to 13% between 2008 and 2012, primarily driven by tightening emission control regulations globally. The projection reflects the new business announced today and other new OE business recently awarded to Tenneco, some of which has not yet been announced.

Tenneco's global emissions operations include 48 emission control manufacturing facilities and four global engineering centers devoted to emission control engineering and advanced technology. The company's engineering capabilities and broad range of emission control products and systems help vehicle manufacturers address increasingly stringent emissions and noise regulations, the drive for better fuel efficiency and the emission control demands of diesel and other alternative fuel and hybrid vehicles.

                                     -More-

      ABOUT TENNECO

      Tenneco is a $6.2 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 21,000 employees worldwide. Tenneco is one of the world's largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe(R), Walker(R), Gillet(TM) and Clevite(R)Elastomer brand names.

This press release contains forward-looking statements. Words such as "anticipate," "expects," "will", "continue" and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are: (i) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products, including the company's resultant inability to realize the sales represented by its awarded book of business; (ii) changes in consumer demand and prices, including decreases in demand for automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products; (iii) the general political, economic and competitive conditions in markets where the company and its subsidiaries operate; (iv) workforce factors such as strikes or labor interruptions; (v) material substitutions and increases in the costs of raw materials; (vi) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers; and (vii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

                                       ###